ASSIGNMENT OF OIL AND GAS LEASES, BILL OF SALE AND COVEYANCE, COVERING LEASE AND WELL INTERESTS IN
Sections 14, 22 and 23 Township 11North, Range 25 East
Sequoyah County, Oklahoma

STATE OF **OKLAHOMA**)
)
COUNTY OF **Sequoyah**)

THIS **ASSIGNMENT OF OIL AND GAS LEASES and BILL of SALE**, ("Assignment") effective as of **May 1st, 2009**, at 7:00 A.M. Central Time ("Effective Date"), from **Mesa Energy Inc., and Mesa Energy, LLC of 5220 Spring Valley Road, Suite 525, Dallas, TX 75254 (Mesa)** hereinafter referred to as "**Assignor**" conveys certain interests as set forth herein unto; **Wentworth Operating Company,** with address at, **3500 South Boulevard, Edmond Oklahoma 73013, (Wentworth)** hereinafter referred to as "**Assignee**".

1. For Ten Dollars ($10.00) and other good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged, **Assignor** hereby sells, assigns, transfers, and conveys unto **Assignee**, its successors and assigns:

a. 70% working interest at an 87.5% net revenue interest and
b. an orri equal to 9.5% on Mesa's 30% retained interest

of Assignor's right, title and interest in and to **the Bernard Terbieten et al lease**, set forth in **Exhibit A** attached hereto and recorded in **book 1108, page 757**, all in **Section 14-11N-25E Sequoyah County, Oklahoma.**

2. In addition, for the same consideration as set forth above, the receipt and sufficiency of which are hereby acknowledged, **Assignor** hereby also sells, assigns, transfers, and conveys unto **Assignee**, its successors and assigns:

a. 75% working interest at the Exhibit B indicated net revenue interest and
b. an orri as set forth in Exhibit B on Mesa's 25% retained interest

of Assignor's right, title and interest in and to the leases set forth on **Exhibit B** attached hereto **all in sections 22 and 23, 11N-25E Sequoyah County, Oklahoma.**

3. In addition, for the same consideration as set forth above, the receipt and sufficiency of which are hereby acknowledged, **Assignor** hereby also sells, assigns, transfers, and conveys unto **Assignee**, its successors and assigns:

a. 65% working interest at the Exhibit C indicated net revenue interest and
b. an orri as set forth in Exhibit C on Mesa's 35% retained interest

of Assignor's right, title and interest in and to the leases set forth on **Exhibit C** attached hereto in the **NE/4 of sections 22, 11N-25E Sequoyah County, Oklahoma, limited to the Cook #1 well, well bore and 160 acre spaced Brent producing interval.**

Said assigned interest includes all the wells, equipment, materials and other personal property, fixtures and improvements on the Leases as of the Effective Date (as hereinafter defined), appurtenant thereto or used or obtained in connection with the Wells or with the production, treatment, sale or disposal of hydrocarbons or waste produced therefrom or attributable thereto, and all other appurtenances thereunto belonging. All unitization, communitization, pooling, and operating agreements, and the units created thereby which relate to the Leases or interests which relate to the Wells, including any and all units formed under orders, regulations, rules, and other official acts of the governmental authority having jurisdiction, together with any right, title and interest created thereby in the Leases;

TO HAVE AND TO HOLD the Interests unto Assignee, its successors and assigns, forever, subject to the following terms and conditions:

This Assignment and Bill of Sale shall inure to the benefit of and be binding upon the parties hereto, their heirs, successors and assigns.

IN WITNESS WHEREOF, **this instrument is executed the 15th day of June, 2009, but shall be effective as of 12:01 AM CST, the first day of May, 2009. (the "Effective Date").**

"ASSIGNOR"

MESA ENERGY, INC.

By: ______________________________
Randy M. Griffin, CEO

ACKNOWLEDGMENT

State of **TEXAS** }
} ss. *(Corporation Acknowledgment)*
County of **Dallas** }

Before me, the undersigned, a Notary Public, in and for said County and State on this 15th day of June, 2009, personally appeared Randy M. Griffin, to me known to be the identical person who subscribed the name of the marker thereof to the foregoing as its CEO and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

Given under my hand and seal the day and year last above written.

My commission expires: ______________ Linda Denise Smith
Notary Public

My commission number:

LINDA DENISE SMITH
Notary Public, State of Texas
My Commission Expires
March 17, 2013

EXHIBITS A, B, C

To Mesa, Wentworth Assignment covering interests in Sections 14, 22,23; 11N-25E

all in Sequoyah County, Oklahoma

Lessor	Lessee	Roy.	Terms	Lease Date	Recording Book	Recording Pages	Gross Acres aprox	WI Asgnd. to Went.	NRI Asgnd. to Went.	ORRI Asgnd to Went.
										proportionately reduced
		EXHIBIT A								
Sec 14, 11N-25E										
Bernard Terbieten, et al.	Mesa Energy, Inc.	1/8	3 yrs.	10/20/06	1108	764	90.00	0.70	0.875	9.50%
		EXHIBIT B								
Sec 22, 11N-25E		Exclusive of the Cook #1 well, well bore and 160ac spaced NW/4 Brent producing zone								
Robert E. Hundley	Mesa Energy, Inc.	1/8	3 yrs.	10/18/06	1108	760	40.00	0.75	0.875	9.50%
Gerald Timothy Wilson, et al.	Cont. Land Res. LLC	5/32	3 yrs.	12/16/03	1010	320	463.35	0.75	0.84375	6.3375%
Sec 23, 11n-25E										
Bernard Terbieten, et al.	Mesa Energy, Inc.	1/8	3 yrs.	10/20/06	1108	764	120.00	0.75	0.875	9.50%
Robert E. Hundley	Mesa Energy, Inc.	1/8	3 yrs.	10/18/06	1108	762	80.00	0.75	0.875	9.50%
William Barry	Cont. Land Res. LLC	3/16	3 yrs.	3/1/05	1055	687	120.00	0.75	0.8125	3.25%
Frances Caudle	Cont. Land Res. LLC	3/16	3 yrs.	2/15/05	1052	17	120.00	0.75	0.8125	3.25%
Jo Ann Liles	Cont. Land Res. LLC	3/16	3 yrs.	2/15/05	1052	15	120.00	0.75	0.8125	3.25%
W. H. Langley, Jr. et ux.	Cont. Land Res. LLC	3/16	3 yrs.	2/1/05	1046	33	60.00	0.75	0.8125	3.25%
Andy J. Gipson, et ux.	*Cont.Land Res., LLC	1/8	3 yrs.	6/23/05	1059	131	80.00	0.75	0.875	9.50%
		EXHIBIT C								
Sec 22, 11N-25E		Limited to the Cook #1 well, well bore and 160 ac spaced NW/4 Brent producing zone								
Robert E. Hundley	Mesa Energy, Inc.	1/8	3 yrs.	10/18/06	1108	760	40.00	0.65	0.875	9.50%
Gerald Timothy Wilson, et al.	Cont. Land Res. LLC	5/32	3 yrs.	12/16/03	1010	320	463.35	0.65	0.84375	6.3375%